EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") executed this 28th day of September, 2007 by and among Dragon International Group Corp, a Nevada Corporation, (hereinafter referred to as “Dragon”), and Wellton International Fiber Corp., a corporation organized under the laws of the British Virgin Islands (hereinafter referred to as the “Company” or “Wellton”), and York Smooth, Ltd., a Chinese limited liability company and sole shareholder of Wellton International Fiber Corp. (the “Shareholder”), and effective October 1, 2007.  Dragon, Wellton and Shareholder, together, shall be referred to as the “Parties” herein.

RECITALS

A.      Dragon owns a 51% equity interest in Wellton.  On June 29, 2007 Dragon acquired a 51% equity interest in Wellton in exchange for an aggregate of 8,186,029 shares of common stock, valued at $573,022 (the "Consideration Stock").  The 51% equity interest of Wellton was based on the value of the net tangible assets of Wellton as stated on Wellton’s unaudited financial statements as of March 31, 2007.  The number of shares of Consideration Stock was computed by dividing the aggregate Purchase Price by the closing price of Dragon Nevada's common stock on the Over-the-Counter-Bulletin-Board on April 23, 2007, which was $.07 per share.

B.       Shareholder owns a 49% equity interest in Wellton.

C.       Net Tangible Assets of Wellton, as of March 31, 2007 is $1,123,573.

D.      Dragon desires to acquire, in a stock for stock exchange, Shareholder’s 49% equity interest of Wellton, resulting in Wellton becoming a wholly-owned subsidiary of Dragon.

E.      Shareholder desires to exchange its 49% equity interest of Wellton for the consideration of 7,865,011 Dragon authorized but unissued shares of common stock as provided in the Agreement herein.

F.      The Exchange shall qualify as a transaction in securities exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

G.      Wellton is doing business in China and related territories with an address of:

Suite 1503, Bldg C, New Century Plaza,
48 Xing Yi Rd, Hong Qiao, Shanghai, China 200336
PHONE: 86-21-6295-4411
FAX: 86-21-6295-4001

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  EXCHANGE OF SHARES

1.1           Exchange of Shares.  Dragon and the Shareholder hereby agree that, effective October 1, 2007, Shareholder shall exchange its 49% equity interest of Wellton (the "Wellton Shares") for 7,865,011shares of Dragon Common Stock, $.001 par value (the "Dragon Shares"), valued at $0.07 per share, the closing trade price of Dragon on April 23, 2007.

1.2            Delivery of Shares.  On the Closing Date, as defined in Section 1.4 below, Shareholder will deliver to Dragon the certificates representing the Wellton Shares, and Dragon will deliver certificates representing 7,865,011 shares of Dragon to Shareholder.

1.3           Investment Intent.  The newly issued shares of Dragon common stock have not been registered under the Securities Act of 1933, as Amended, and may not be resold unless the Dragon Shares are registered under the Act or an exemption from such registration is available.  The Shareholder represents and warrants that he is acquiring the Dragon Shares for his own account, for investment, and not with a view to the sale or distribution of such Shares.  Each certificate representing the Dragon Shares will have a legend thereon incorporating language as follows:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act").  The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act."

1.4          Closing Date.  The closing shall take place not later than December 1, 2007 (the “Closing Date”).  At the closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated herein.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

The Company and the Shareholder hereby represent and warrant as follows:

2.1         Organization and Good Standing; Ownership of Shares.  The Company and its subsidiary are corporations duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  The Company is duly licensed or qualified and in good standing as a Chinese company where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary.  There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either the Company or the Shareholder to issue, sell or transfer any stock or other securities of the Company.

2.2         Ownership of Capital Stock.  The Shareholder is the beneficial owner of record and beneficially of all of the shares of capital stock of the Company, all of which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF DRAGON

Dragon hereby represents and warrants to the Company and the Shareholders as follows:

3.1         Organization and Good Standing.   Dragon is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted.  The authorized capital stock of consists of 200,000,000 shares of Common Stock (Par Value $0.001), of which 96,363,982 shares are presently issued and outstanding and 25,000,000 shares of preferred stock, of which none is issued and outstanding.  Dragon is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by Dragon or the nature of the business transacted by it make such license or qualification necessary.  Dragon does have four subsidiaries.

3.2         The Dragon Shares.  The Dragon Shares to be issued to the Shareholder have been or will have been duly authorized by all necessary corporate and stockholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

SECTION 4.  MISCELLANEOUS

4.1         Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

4.2         Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

4.3         Assignment.  This Agreement is not assignable except by operation of law.

4.4         Notices.  Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

Dragon: No. 201, Guangyuan Road, District C， Investment Pioneering Park Jiangbei Ningbo, China 315033 Tel: 86-574-83070703 Fax: 86-574-83070757）	Wellton: Suite 1503, Bldg C, New Century Plaza, 48 Xing Yi Rd, Hong Qiao, Shanghai, China 200336 PHONE: 86-21-6295-4411 FAX: 86-21-6295-4001

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address that shall have been furnished in writing to the addressor.

4.5           Governing Law.  This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Nevada, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

4.8           Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

4.9           Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

4.10 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Dragon International Group Corp By: /s/ David Wu Date Name: David Wu, CEO and Chairman	Wellton International Fiber Corp. By: /s/ Kung Ming Kuo Date Kung Ming Kuo, General Manager
York Smooth, Ltd. By: ____________________________________ Date NAME